UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 15, 2008
(May 13, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On May 8, 2008, PNM Resources, Inc. (“PNMR”) announced that its wholly owned subsidiary Public Service Company of New Mexico (“PNM”) entered into an agreement to sell $350,000,000 aggregate principal amount of 7.95% Senior Unsecured Notes due 2018 (the “Notes”).

The Third Supplemental Indenture Dated as of May 13, 2008 to Indenture Dated as of August 1, 1998 with The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank))), a national banking association, as Trustee (the “Trustee”) , pursuant to which the Notes were issued is filed as Exhibit 4.2 to this Form 8-K.

 Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                    Exhibit

4.1
Indenture Dated as of August 1, 1998 with The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N. A. (formerly known as The Chase Manhattan Bank)), a national banking association, as trustee (Exhibit 4.1 to PNM’s Registration Statement No. 333-53367, incorporated by reference).

4.2
Third Supplemental Indenture Dated as of May 13, 2008 to Indenture Dated as of August 1, 1998 with The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank))), a national banking association, as Trustee, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrant)

Date: May 15, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)